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                                                                    EXHIBIT 10.1

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


        This Amendment to Stock Purchase Agreement (this "Amendment") is made as of the 18th day of April, 2001 between ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), and VennWorks LLC, a Delaware limited liability company formerly named incuVest LLC, (the "Purchaser").

RECITALS

        The Company and the Purchaser are parties to a Stock Purchase Agreement made as of January 31, 2001 (the "Stock Purchase Agreement") providing for the purchase by the Purchaser from the Company of $5,000,000 in aggregate purchase price of shares of Common Stock of the Company on the terms and at the dates set forth in the Stock Purchase Agreement. The parties now desire to amend the Stock Purchase Agreement on the terms set forth in this Amendment.

AMENDMENT

        The parties hereby agree that the Stock Purchase Agreement shall be amended as follows:

        1. Section 3 of the Stock Purchase Agreement is amended to read in full as follows:

                "The Company has requested, pursuant to the Stock Purchase Agreement, that the Purchaser purchase the first $2,000,000 of aggregate purchase price of shares of the Company's Common Stock. Such purchases shall be made (without further request or notice from the Company) of the numbers of shares which have the aggregate purchase prices set forth below on the dates set forth below:

                        (a)     $100,000 on each of April 23 and April 27, 2001;

                        (b) $200,000 on each of May 4, May 11, May 18 and May 25, 2001; and

                        (c) $250,000 on each of June 1, June 8, June 15 and June 22, 2001.

                The number of shares to be purchased in each of the weekly purchases referred to above shall be determined by dividing the aggregate purchase price for that particular purchase set forth above by the greater of (i) $7 plus interest thereon at the rate of 8% per annum from April 20, 2001 until the date the shares are purchased or (ii) the average of the closing prices per share of Common Stock on the Nasdaq National Market for each of the twenty trading days ending three business days before the date of each such purchase but in no event more than $14 per share. For purposes of (i) above, the increase in the $7 per share price resulting from the interest shall be rounded to the nearest one-hundredth of one cent, and in the event the foregoing results in a fractional share for the aggregate purchase on any day, the fraction shall be rounded down and the purchase price of the fractional share shall not be paid. In the event the shares of Company



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        Common Stock are no longer quoted on the Nasdaq National Market, the purchase price shall be determined in like manner by reference to the principal market where the shares are then quoted for each day in the twenty day trading period. If the shares do not trade on any of the twenty trading days referred to above, that day shall be ignored in calculating the average. Each date set forth in (a) through (c) above shall be deemed to be a Closing Day for purposes of the Stock Purchase Agreement, as amended by this Amendment.

                In addition, the Company will have the right to request that the Purchaser purchase shares having up to the maximum aggregate price set forth below during the periods set forth below:

                        (A) $4,000,000 on a Closing Date between July 1, 2001
                and September 28, 2001 less the aggregate purchase price of the shares, if any, purchased pursuant to (a) through (c) above; and

                        (B) $5,000,000 on a Closing Date between October 1, 2001
                and December 28, 2001 less the aggregate purchase price of the shares, if any, purchased pursuant to (a) through (c) and (A) above."

        Section 4 of the Stock Purchase Agreement shall apply only to purchases pursuant to (A) and (B) above. The failure of the Company to exercise its option to request the purchase of any of the shares referred to in (A) or (B) above shall not affect its right to request the purchase of shares during any later period, except that in no event will the Company have the right to request the purchase of shares on a Closing Date after December 28, 2001. The purchase price of shares purchased pursuant to (A) and (B) shall be the amount set forth in
Section 2 of the Agreement.

        2. Acceleration for Default. In the event of an Event of Default the Company will have the right at any time thereafter to request that Purchaser purchase the entire amount of shares referred to in Section 1 of this Amendment (including the shares referred to in (a) through (c) as well as (A) and (B) of said Section 1) to the extent they have not been previously purchased. The Closing Date for any such purchase shall be three business days after the giving of written notice by the Company to the Purchaser of its election to exercise its rights under this Section 2. "Event of Default" means any of the following:
(i) any default in the performance of any obligation under this Agreement which is not cured within fifteen (15) days after delivery of written notice of the default by the Company to Purchaser and (ii) any inaccuracy in any representation or warranty made by Purchaser pursuant to Section 4(a) through
(c) of this Amendment or pursuant to the Stock Purchase Agreement.

        3. Closing of Purchases. Section 5 of the Stock Purchase Agreement is hereby amended to read in full as follows:

                "The closing of each purchase and sale of shares shall be held on the Closing Date for the purchase specified in Section 3 (as amended by Section 1 of this Amendment). Each closing will be accomplished by the delivery of immediately available funds in the amount of the purchase price to be paid by wire transfer to the account of the Company. Promptly upon being notified by its



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        bank of receipt of the funds by wire transfer, the Company will cause a certificate for the shares purchased to be delivered to the Purchaser by hand delivery or by recognized overnight courier at 530 Madison Avenue, New York, N.Y 10017. The wire transfer shall be sent in accordance with the following instructions or such other instructions as the Company may provide to the Purchaser in writing at least two business days prior to the date any such wire transfer is to be sent:

                               Bank of America
                               ABA #121000358
                               Account #14178-03031
                               Account Name:  ChromaVision Medical Systems, Inc"

        4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                (a) As of April 6, 2001 and as of the date of this Agreement the Purchaser does not have in its possession or subject to its control the $2,000,000 in cash or cash equivalents (as defined in accordance with generally accepted accounting principles) required to meet its obligations under Section 3(a) of the Stock Purchase Agreement as in effect prior to this Amendment. Purchaser represents and warrants to the Company that approximately $4 million in cash reflected on its balance sheet is subject to the terms of an agreement or agreements with HSBC that prohibit its use to purchase the Company's Common Stock.

                (b) Each of the financial statements delivered by the Purchaser shall have been prepared in accordance with generally accepted accounting principles consistently applied except that the footnote disclosure required by generally accepted accounting principles shall not be required.

                (c) All of the representations and warranties set forth in the Stock Purchase Agreement are true and correct as of the date of this Amendment.

        5. Representations and Warranties of the Company. The Company represents and warrants that all of its representations and warranties set forth in the Stock Purchase Agreement are true and correct as of the date of this Amendment.

        6. Obligation to Provide Financial Statements. Concurrently with the execution and delivery of this Amendment, the Purchaser is providing to the Company its most recent available financial statements consisting of an income statement, balance sheet and statement of cash flows, which shall be as of a date not earlier than February 28, 2001 and for the monthly period then ended and the calendar year to date. The Company agrees to keep the financial statements confidential and not to make them available or disclose the contents thereof to any person or entity except to its Chief Executive Officer, Chief Financial Officer and outside legal counsel, except as required by law and except that the Company can provide a verbal summary of the contents of the financial statements to its Board of Directors.



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        7. Unconditional Nature of Purchaser's Obligation. Purchaser
acknowledges that this Amendment is being entered into because Purchaser is unable to meet its obligations to purchase $2;,000,000 in aggregate purchase price of shares of Company Common Stock in accordance with the terms of the Stock Purchase Agreement. Purchaser agrees that its obligation to purchase the shares pursuant to this Amendment is unconditional and will not be affected by any change in the business, financial condition, results of operations or prospects of the Company, whether occurring before or after this Agreement. Purchaser further acknowledges that the Company has made no representation or warranty, express or implied, to the Purchaser except as specifically set forth in this Agreement and has provided to the Purchaser all information and documents and answered all questions asked by the Purchaser in order for the Purchaser to evaluate this Amendment and the Stock Purchase Agreement and the risks to it of the transactions contemplated hereby and thereby.

        8. Continued Effect of Stock Purchase Agreement. Except as amended hereby, the Stock Purchase Agreement shall remain in full force and effect.

        9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party by telephone facsimile, personal delivery, delivery by overnight courier of recognized standing or by first class U.S. mail.

        IN WITNESS WHEREOF the parties have caused this Amendment to be executed by the duly authorized representatives as of the day and year first above written.

CHROMAVISION MEDICAL SYSTEMS, INC.          VENNWORKS LLC

By:                                         By:
   -------------------------------             ---------------------------------
Name:                                       Name:
     -----------------------------               -------------------------------
Title:                                      Title:
      ----------------------------                ------------------------------



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